PRESS RELEASE

The Clorox Company Reports 3 Percent Sales Growth and 8 Percent EPS Growth in Q2; Raises Fiscal Year 2015 Outlook for Sales and EPS
OAKLAND, Calif., Feb. 4, 2015 – The Clorox Company (NYSE:CLX) today reported 3 percent sales growth and 8 percent diluted net earnings per share (EPS) growth from continuing operations for its second quarter, which ended Dec. 31, 2014. On a currency-neutral basis, sales grew 6 percent.
“Clorox delivered solid first-half results,” said Chief Executive Officer Benno Dorer. “In the second quarter, we delivered strong volume and sales growth, as well as improved market shares across several categories. Importantly, we continued to invest in incremental demand-building programs, which helped drive our topline results.
“While we anticipate increased impacts from unfavorable foreign exchange and other headwinds in the second half of the fiscal year, we’ll remain focused on executing our 2020 Strategy, with the goal to accelerate profitable growth, including investing in our brands to grow our categories and overall market share.”
All results in this press release are reported on a continuing operations basis, unless otherwise stated. As previously announced, Corporación Clorox de Venezuela S.A. (Clorox Venezuela) discontinued operations effective Sept. 22, 2014. For the current and year-ago quarters, the results from Clorox Venezuela are now included in discontinued operations in the company’s financial statements. Some information in this release is reported on a non-GAAP basis. See “Non-GAAP Financial Information” below and the tables toward the end of this press release for more information and reconciliations of key second-quarter results to the most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).
Fiscal Second-Quarter Results
Following is a summary of key second-quarter results. All comparisons are with the second quarter of fiscal year 2014, unless otherwise stated.
*	97 cents diluted EPS (8% growth)

*	4% volume growth

*	3% sales growth

In the second quarter, Clorox delivered earnings from continuing operations of $128 million, or 97 cents diluted EPS, compared to $118 million, or 90 cents diluted EPS, in the year-ago quarter. Second-quarter results reflected higher sales and volume, the benefits of cost savings and price increases, as well as lower selling and administrative expenses. These factors were partially offset by the impact of unfavorable foreign currency exchange rates, incremental demand-building investments, higher commodity costs and increased manufacturing and logistics costs.
In the second quarter, sales grew 3 percent, reflecting double-digit growth in the Professional Products, Natural Personal Care and Bags and Wraps businesses. Total company sales growth was driven primarily by higher volume and the benefit of price increases, partially offset by the impact of 3 percentage points from unfavorable foreign currency exchange rates. Volume for the second quarter increased 4 percent, reflecting shipment growth in all four segments.
The company’s second-quarter gross margin increased 10 basis points to 42.5 percent, reflecting the benefits of cost savings and price increases, which were largely offset by higher commodity costs, primarily from resin, as the benefits related to lower energy costs are not expected to be seen until the second half of the fiscal year. The company’s gross margin was also affected by increased manufacturing and logistics costs, largely due to the impact of continued high inflation in International.
Year-to-date net cash provided by continuing operations was $267 million, compared with $222 million in the year-ago period. Contributing factors to the year-over-year change were lower employee incentive compensation payments and lower tax payments in the current quarter, as well as the initial funding of the company’s non-qualified deferred compensation plan in the year-ago quarter. These factors were partially offset by $25 million in payments to settle interest-rate hedges related to the company’s issuance of long-term debt. In December 2014, the company issued $500 million in senior notes, increasing the company’s quarter-end cash balance, with proceeds subsequently used to pay down a portion of notes that matured on January 15th of this year.

Key Segment Results
Following is a summary of key second-quarter results from continuing operations by reportable segment. All comparisons are with the second quarter of fiscal 2014, unless otherwise stated.

Cleaning
(Laundry, Home Care, Professional Products)

●3% volume growth

●3% sales growth

●6% pretax earnings growth

Volume growth in the segment was driven by double-digit gains in Professional Products, reflecting increases in its cleaning and health care businesses, which were driven, in part, by Ebola and Enterovirus concerns. Volume for Home Care and Laundry was essentially flat. Home Care volume results reflected the distribution loss of Clorox® disinfecting wipes at a major club customer in calendar year 2014, offset by double-digit Clorox® disinfecting wipes gains at other retailers and volume growth across multiple Home Care brands. Laundry volume results reflected continued bleach category softness. Home Care and Laundry grew market share in total, with gains across multiple brands. Pretax earnings growth reflected higher sales, as well as the benefits of cost savings and price increases, partially offset by incremental demand-building investments and higher commodity costs.

Household
(Bags and Wraps, Charcoal, Cat Litter)

●3% volume growth

●5% sales growth

●24% pretax earnings growth

Segment volume growth was driven primarily by gains in Bags and Wraps behind innovation and increased distribution of Glad® OdorShield® trash bags. Cat Litter also grew volume behind new Fresh Step® extreme light weight cat litter. The variance between volume and sales results was due primarily to the benefit of price increases in Bags and Wraps. Pretax earnings growth reflected higher sales and the benefit of cost savings, partially offset by higher commodity costs and incremental demand-building investments.

Lifestyle
(Dressings and Sauces, Water Filtration, Natural Personal Care)

●5% volume growth

●4% sales growth

●6% pretax earnings growth

Volume results in the segment were driven by strong double-digit gains in Natural Personal Care, largely due to innovation in Burt’s Bees® lip and face-care products, including continued growth in towelettes. Incremental demand-building programs, including the first-ever television campaign for the Burt’s Bees® brand, also contributed to Natural Personal Care’s strong sales results. Dressings and Sauces also grew volume primarily from increased merchandising of Hidden Valley® dry mixes and salad dressings. These results were partially offset by lower shipments in Water Filtration due to increased merchandising of private-label filter products. Volume growth outpaced sales growth primarily due to unfavorable mix. Pretax earnings growth reflected higher sales, lower commodity costs and the benefit of cost savings. These factors were partially offset by higher manufacturing costs and higher advertising spending.

International
(All countries outside of the U.S.)

●5% volume growth

●2% sales decrease (11% growth, currency-neutral basis)

●27% pretax earnings decrease

The segment’s volume growth reflected gains primarily in Mexico, Canada, Europe and Argentina. Segment sales reflected the impact of unfavorable foreign currency exchange rates across most countries, partially offset by the benefit of price increases. On a currency-neutral basis, segment sales grew 11 percent. Pretax earnings declined $9 million primarily due to the impact of unfavorable foreign currency exchange rates and higher selling and administrative expenses, as well as increased manufacturing and logistics costs and higher commodity costs, largely driven by continued high inflation. These factors were partially offset by higher volume and the benefits of price increases and cost savings.

Clorox Updates Outlook for Fiscal Year 2015

●About 1% sales growth (previously sales about flat)

●EBIT margin about flat (unchanged)

●$4.40 to $4.55 diluted EPS range (previously $4.35 to $4.50)

The company now anticipates fiscal-year 2015 sales to grow about 1 percent, reflecting first-half sales results, product innovation and the benefit of price increases. The fiscal-year sales outlook also now anticipates a greater impact from unfavorable foreign exchange rates in the range of 2 percent to 3 percent. Other moderating factors include slowing economies in international markets and an increase in full-year trade-promotion spending to drive the company’s core business and trial of new products in a highly competitive environment.

Clorox continues to anticipate moderate gross margin expansion in fiscal year 2015, reflecting the benefits of cost savings and price increases. The company now anticipates commodity costs to be about flat, due to energy cost declines, which are expected to be partially offset by higher logistics costs, as well as the aforementioned increase in full-year trade-promotion spending.

Clorox continues to anticipate EBIT margin to be about flat for fiscal year 2015, reflecting moderate gross margin expansion, offset by higher demand-building investments.

Clorox continues to anticipate its effective fiscal year 2015 tax rate to be about 34 percent.

Net of all these factors, Clorox now anticipates fiscal 2015 diluted EPS from continuing operations in the range of $4.40 to $4.55.

For More Detailed Financial Information

Visit the Investors: Financial Reporting: Financial Results section of the company’s website at TheCloroxCompany.com for the following:

*	Combined financial tables that include the schedules below

*	Supplemental unaudited condensed volume and sales growth information

*	Supplemental unaudited condensed gross margin driver information

*	Supplemental unaudited reconciliation of certain non-GAAP financial information, including earnings from continuing operations before interest and taxes (EBIT) and earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA)

*	Supplemental balance sheet and cash flow information and free cash flow reconciliation (unaudited)

*	Supplemental price-change information

Note: Percentage and basis-point changes noted in this press release are calculated based on rounded numbers. Supplemental materials are available in the Investors: Financial Reporting: Financial Results section of the company’s website at TheCloroxCompany.com.

The Clorox Company

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with about 7,700 employees worldwide and fiscal year 2014 sales of $5.5 billion. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Pine-Sol® cleaners; Liquid Plumr® clog removers; Poett® home care products; Fresh Step® cat litter; Glad® bags, wraps and containers; Kingsford® charcoal; Hidden Valley® and KC Masterpiece® dressings and sauces; Brita® water-filtration products and Burt’s Bees® natural personal care products. The company also markets brands for professional services, including Clorox Healthcare®, HealthLink®, Aplicare® and Dispatch® infection control products for the healthcare industry. More than 80 percent of the company's brands hold the No. 1 or No. 2 market share positions in their categories. Clorox's commitment to corporate responsibility includes making a positive difference in its communities. In fiscal year 2014, The Clorox Company and The Clorox Company Foundation contributed more than $16 million in combined cash grants, product donations, cause marketing and employee volunteerism. For more information, visit TheCloroxCompany.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward-looking statements based on management's estimates, assumptions and projections. Words such as "could," "may," "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management's expectations are described in the sections entitled "Risk Factors" in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exhibit 99.2 of the Company’s Current Report on Form 8-K filed on December 4, 2014, as updated from time to time in the company's SEC filings. These factors include, but are not limited to: risks related to international operations, including political instability; government-imposed price controls or other regulations; foreign currency exchange rate controls, including periodic changes in such controls, fluctuations and devaluations; labor unrest and inflationary pressures, particularly in Argentina and other challenging markets; risks related to the possibility of nationalization, expropriation of assets, or other government action in foreign jurisdictions; risks related to the Company’s discontinuation of operations in Venezuela; intense competition in the company's markets; changes in the company’s leadership; worldwide, regional and local economic conditions and financial market volatility; volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities and increases in energy, transportation or other costs; the ability of the company to drive sales growth, increase price and market share, grow its product categories and achieve favorable product and geographic mix; dependence on key customers and risks related to customer consolidation and ordering patterns; costs resulting from government regulations; the ability of the company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity; supply disruptions and other risks inherent in reliance on a limited base of suppliers; the ability of the company to implement and generate anticipated cost savings and efficiencies; the success of the company's business strategies; the impact of product liability claims, labor claims and other legal proceedings, including in foreign jurisdictions and the company's litigation related to its discontinued operations in Brazil; the ability of the company to develop and introduce commercially successful products; risks relating to acquisitions, new ventures and divestitures and associated costs, including the potential for asset impairment charges, related to, among others, intangible assets and goodwill; risks related to reliance on information technology systems, including potential security breaches, cyber attacks or privacy breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; the company's ability to attract and retain key personnel; the company's ability to maintain its business reputation and the reputation of its brands; environmental matters including costs associated with the remediation of past contamination and the handling and/or transportation of hazardous substances; the impact of natural disasters, terrorism and other events beyond the company's control; the company's ability to maximize, assert and defend its intellectual property rights; any infringement or claimed infringement by the company of third-party intellectual property rights; the effect of the company's indebtedness and credit rating on its operations and financial results; the company's ability to maintain an effective system of internal controls; uncertainties relating to tax positions, tax disputes and changes in the company's tax rate; the accuracy of the company's estimates and assumptions on which its financial statement projections are based; the company's ability to pay and declare dividends or repurchase its stock in the future; and the impacts of potential stockholder activism.

The company's forward-looking statements in this press release are based on management's current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP Financial Information

This press release contains non-GAAP financial information relating to sales growth, diluted EPS, the debt to EBITDA ratio and EBIT margin. The company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP. See the end of this press release for these reconciliations.

The company disclosed these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures exclude certain items that are included in the company’s results reported in accordance with GAAP, including income taxes, interest income, interest expense and foreign exchange impact. The exclusion of foreign exchange impact is also referred to as currency-neutral. Management believes these non-GAAP financial measures provide useful additional information to investors about trends in the company’s operations and are useful for period-over-period comparisons. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

Media Relations
Aileen Zerrudo (510) 271-3075, aileen.zerrudo@clorox.com
Kathryn Caulfield (510) 271-7209, kathryn.caulfield@clorox.com

Investor Relations
Landon Dunn (510) 271-7256, landon.dunn@clorox.com
Steve Austenfeld (510) 271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit Investor Events on the company’s website.

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share amounts

	Three Months Ended		Six Months Ended
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Net sales	$1,345	$1,308	$2,697	$2,651
Cost of products sold	773	753	1,547	1,512
Gross profit	572	555	1,150	1,139

Selling and administrative expenses	191	196	371	390
Advertising costs	127	122	248	242
Research and development costs	33	31	63	62
Interest expense	26	26	52	52
Other (income) expense, net	(2)	(4)	1	(2)
Earnings from continuing operations before income taxes	197	184	415	395
Income taxes on continuing operations	69	66	142	138
Earnings from continuing operations	128	118	273	257
Losses from discontinued operations, net of tax	(3)	(3)	(58)	(6)
Net earnings	$125	$115	$215	$251

Net earnings (losses) per share
Basic
Continuing operations	$0.98	$0.91	$2.10	$1.99
Discontinued operations	(0.02)	(0.02)	(0.44)	(0.06)
Basic net earnings per share	$0.96	$0.89	$1.66	$1.93

Diluted
Continuing operations	$0.97	$0.90	$2.07	$1.95
Discontinued operations	(0.02)	(0.03)	(0.44)	(0.05)
Diluted net earnings per share	$0.95	$0.87	$1.63	$1.90

Weighted average shares outstanding (in thousands)
Basic	130,555	129,836	129,933	129,955
Diluted	132,819	132,278	132,203	132,276

Reportable Segment Information
(Unaudited)
Dollars in millions

Second Quarter	Net Sales			Earnings (Losses) from Continuing Operations Before Income Taxes
	Three Months Ended			Three Months Ended
	12/31/14	12/31/13 (1)	% Change (2)	12/31/14	12/31/13 (1)	% Change (2)
Cleaning Segment	$447	$432	3%	$107	$101	6%
Household Segment	371	352	5%	51	41	24%
Lifestyle Segment	246	237	4%	73	69	6%
International Segment	281	287	-2%	24	33	-27%
Corporate	-	-	-	(58)	(60)	-3%
Total Company	$1,345	$1,308	3%	$197	$184	7%

Year-to-Date	Net Sales			Earnings (Losses) from Continuing Operations Before Income Taxes
	Six Months Ended			Six Months Ended
	12/31/14	12/31/13 (1)	% Change (2)	12/31/14	12/31/13 (1)	% Change (2)
Cleaning Segment	$917	$911	1%	$231	$232	0%
Household Segment	763	724	5%	103	93	11%
Lifestyle Segment	462	455	2%	129	122	6%
International Segment	555	561	-1%	50	64	-22%
Corporate	-	-	-	(98)	(116)	-16%
Total Company	$2,697	$2,651	2%	$415	$395	5%

(1) As a result of Clorox Venezuela results being included in discontinued operations beginning in the first fiscal quarter of the current fiscal year, the prior comparative period has been reclassified to conform with current quarter presentation.
(2) Percentages based on rounded numbers.

Condensed Consolidated Balance Sheets
Dollars in millions

	12/31/2014	6/30/2014	12/31/2013
	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$819	$329	$341
Receivables, net	473	546	499
Inventories, net	446	386	466
Other current assets	167	134	194
Total current assets	1,905	1,395	1,500

Property, plant and equipment, net	933	977	992
Goodwill	1,080	1,101	1,100
Trademarks, net	537	547	552
Other intangible assets, net	55	64	67
Other assets	164	174	177
Total assets	$4,674	$4,258	$4,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$2	$143	$342
Current maturities of long-term debt	875	575	-
Accounts payable	375	440	359
Accrued liabilities	492	472	480
Income taxes payable	-	8	-
Total current liabilities	1,744	1,638	1,181
Long-term debt	1,795	1,595	2,170
Other liabilities	773	768	765
Deferred income taxes	81	103	116
Total liabilities	4,393	4,104	4,232

Stockholders’ equity
Common stock	159	159	159
Additional paid-in capital	726	709	693
Retained earnings	1,757	1,739	1,623
Treasury shares	(1,908)	(2,036)	(1,932)
Accumulated other comprehensive net losses	(453)	(417)	(387)
Stockholders’ equity	281	154	156
Total liabilities and stockholders’ equity	$4,674	$4,258	$4,388

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

The reconciliations below are on a continuing operations basis

Second-Quarter and Fiscal Year-to-Date Sales Growth Reconciliation

	Q2	Q2	Q2 YTD	Q2 YTD
	Fiscal	Fiscal	Fiscal	Fiscal
	2015	2014	2015	2014
Total Sales Growth – GAAP	2.9%	0.5%	1.7%	1.4%

Less: Foreign exchange	-2.8	-1.7	-2.4	-1.6

Currency Neutral Sales Growth - Non-GAAP	5.7%	2.2%	4.1%	3.0%

The reconciliations below for fiscal year 2014 are provided as a reference point for the fiscal year 2015 outlook, and reflect the reclassification of Clorox Venezuela to discontinued operations in Q1FY15.

Fiscal Year EBIT Margin(1) Reconciliation

FY
Fiscal
2014
Earnings from continuing operations	$884
before income taxes – GAAP

Interest Income	-3
Interest Expense	103

EBIT (1) – non-GAAP	$984

Net Sales	$5,514
EBIT margin(1) – non-GAAP	17.80%

(1) EBIT represents earnings from continuing operations before interest and taxes. EBIT margin is the ratio of EBIT to net sales.

For Gross Margin Drivers, please refer to the Supplemental Information: Gross Margin Driver page in the Financial Results section of the company’s website TheCloroxCompany.com.